As filed with the Securities and Exchange Commission on May 21, 2015

Registration No. 33-99942

Registration No. 333-69616
Registration No. 333-89496

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST−EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-99942

POST−EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-69616
POST−EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-89496

UNDER THE SECURITIES ACT OF 1933

SPEEDWAY MOTORSPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0363307 (IRS Employer Identification No.)

5555 Concord Parkway South

Concord, NC 28027

(Address of Principal Executive Offices)

 (Zip Code)

SPEEDWAY MOTORSPORTS, INC.

1994 STOCK OPTION PLAN

AMENDED AND RESTATED MAY 9, 2002

(Full title of the plan)

William R. Brooks

Vice Chairman, Chief Financial Officer and Treasurer

5555 Concord Parkway South

Concord, NC 28027

(704) 455-3239
(Name and address of agent for service, telephone number,

including area code, of agent for service)

Copies to:

R. Douglas Harmon

Parker Poe Adams & Bernstein LLP

401 S. Tryon Street, Suite 3000

Charlotte, North Carolina 28202
Telephone: (704) 372-9000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer ☐	Accelerated Filer ☒	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment relates to (i) the Registration Statement on Form S-8 (File No. 33-99942) filed by Speedway Motorsports, Inc. (the “Company”) on December 1, 1995, (ii) the Registration Statement on Form S-8 (File No. 333-69616) filed by the Company on September 29, 2001, as amended by Post-Effective Amendment No. 1 filed by the Company on October 9, 2001, and (iii) the Registration Statement on Form S-8 (File No. 333-89496) filed by the Company on May 31, 2002, as amended by Post-Effective Amendment No. 1 filed by the Company on April 24, 2008 in connection shares of common stock, $.01 par value per share, of the Company to be issue under the Speedway Motorsports, Inc. 1994 Stock Option Plan Amended and Restated May 9, 2002 (collectively, the “Registration Statements”). The Company has terminated the offering of its securities pursuant to the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 21st day of May, 2015.

SPEEDWAY MOTORSPORTS, INC.

By:	/s/ William R. Brooks
William R. Brooks
Vice Chairman, Chief Financial Officer and Treasurer